               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



     We consent to the incorporation by reference in this Amendment Number 1 to the Registration Statement of Zila, Inc. on Form S-3 of our report dated April 11, 1997, appearing in the Annual Report on Form 10-K of Zila, Inc., for the year ended July 31, 1997 and to the use of our name as it appears under the caption "Experts" in the Prospectus, which is part of the Registration Statement.



/s/GRANT THORNTON LLP
Grant Thornton LLP
Sacramento, California


January 13, 1998


































                                  EXHIBIT 23-C